UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2016, the Board of Directors (“Board”) of Horizon Technology Finance Corporation (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Committee”), appointed Joseph J. Savage as an independent Class III director to fill a Class III director vacancy on the Board. The Board, upon the recommendation of the Committee, also nominated Mr. Savage to stand for election as an independent Class III director of the Company at the Company’s next annual meeting and appointed Mr. Savage to serve on the Company’s Audit Committee effective March 4, 2016.

Mr. Savage currently serves as an Executive Vice Chairman of Webster Financial Corporation and Webster Bank, N.A.   He joined Webster Bank, N.A. in April 2002 as Executive Vice President, Commercial Banking and has served as President of Webster Financial Corporation and Webster Bank, N.A. and on the board of directors of Webster Bank, N.A. Mr. Savage brings to the Board his strong knowledge and expertise in commercial lending and managing large financial organizations. Mr. Savage’s extensive experience enhances the Board’s ability to manage and direct the Company’s affairs.

As an independent director, Mr. Savage will receive the same compensation as the Company’s other independent directors, as described in the Company’s other filings with the U.S. Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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